UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8910 University Center Lane, Suite 700 San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On January 11, 2016, in advance of upcoming meetings at which Charles P. Theuer, M.D., Ph.D., President and Chief Executive Officer of TRACON Pharmaceuticals, Inc. (“TRACON”), and other executive officers will be presenting information, TRACON made publicly-available a presentation which includes an estimate of its December 31, 2015 cash, cash equivalents and short-term investments balance.  The presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01                        Regulation FD Disclosure.

Charles P. Theuer, M.D., Ph.D., and other executive officers will be presenting the information attached as Exhibit 99.1 to this Current Report on Form 8-K at various upcoming meetings beginning January 11, 2016.

By furnishing this information, TRACON makes no admission as to the materiality of any information in this report. The information contained in this report and the exhibit hereto is intended to be considered in the context of TRACON’s filings with the Securities and Exchange Commission and other public announcements that TRACON makes, by press release or otherwise, from time to time. TRACON undertakes no duty or obligation to publicly update or revise the information contained in this report or the exhibit hereto, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure.

Item 9.01                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Corporate Presentation, dated January 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: January 11, 2016

By:
/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corporate Presentation, dated January 2016